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                                                                   EXHIBIT 10.23

                        CONFIDENTIAL SEVERANCE AGREEMENT

                  This agreement between SOLA INTERNATIONAL, INC., a Delaware corporation (the "Company) and Barry J. Packham (the "Executive") is dated and entered into as of January 1, 1997. The Company and the Executive hereby agree as follows:

                  WHEREAS, the Executive is a valued employee of the Company;
and

                  WHEREAS, the Company desires to provide the Executive with certain benefits should his employment be terminated:

                  THEREFORE, in consideration of the foregoing, the Company and the Executive have agreed to the following terms while he is employed and in the event of such a Severance:

                  1. Employment Term. The Executive acknowledges that he is employed at-will by the Company subject only to the terms of this Agreement. The Executive agrees to devote substantially all of his productive time, ability and attention to the business of the company while he is employed by the Company, and shall not, directly or indirectly, render services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior consent of the President of the Company or his designee.

                  2. Severance. In the event that any of the following occurs, the Executive shall be entitled to the benefits set forth in paragraph 3 below. For purposes of this Agreement a Severance shall have taken place only if:

                           A. The Executive's employment with the Company is
terminated for any reason other than cause. For purposes of this Agreement, "cause" is defined as the Executive's engaging in: (i) willful misconduct, neglect of duties, or any act or omission any or all of which materially adversely affect the Company's business, or (ii) conviction of a felony.

                                    (i) For purposes of subparagraph 2.A(i), no
such event or omission shall constitute cause unless the Executive fails to cure the underlying matter within forty-five (45) days after receipt from the Company of a detailed statement of the cause for termination.

                           B. The Executive is regularly assigned duties and
responsibilities that materially diminish his position as an Executive of the Company. For the purpose of this subparagraph, the assignment of duties, other than those Executive performs as of the date of this Agreement, whether or not in lieu of those


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previously assigned duties, does not by itself constitute a material diminishment of the Executive's position with the Company.

                           C. The Executive's compensation (including but not
limited to salary and benefits) is reduced and that reduction is not part of, or is disproportionate to a company general reduction of executive compensation.

                  The Executive shall not be entitled to any Severance Benefits as set forth in paragraph 3 of this Agreement if he freely and voluntarily resigns his employment with the Company.

                  3. Severance Benefits. If a Severance takes place, then immediately after the occurrence of that event or events, the Executive shall be entitled to the following:

                           A. To continue to receive his compensation for either
the period of twelve (12) months or one (1) month per completed year of service with the Company, up to a maximum of (18) months , whichever is longer, commencing the first of the month following the month in which the Severance takes place. For purposes of this paragraph, the Executive's "compensation" shall be that annual salary in effect immediately prior to the Severance, plus the average of Management Incentive Plan compensation (or successor thereto) paid to him over the three years immediately prior to the Severance.

                           B. To continue for either a period of twelve (12)
months or one (1) month per completed year of service with the Company up to a maximum of eighteen (18) months whichever is longer to be covered by and participate in, at the Company's expense, any and all benefit plans the Company regularly provides its other executives or employees including, but not limited to, health, dental, vision, pension or other retirement plans.

                           C. To receive outplacement assistance in the form of
professional consultation and administrative assistance, subject to the approval of the Company, which shall not be unreasonably withheld. The Company shall pay up to a maximum of twenty-five thousand dollars ($25,000.00) for the aforementioned outplacement services during the period the Executive receives Severance Benefits as described in A and B above.

                  4. Non-Mitigation. The Executive shall not be required to mitigate the amount of any payments or other benefits provided under this Agreement at any time by seeking other employment or consultancy; however the Executive shall notify the Company of any employment or consulting engaged in during the period covered by Severance Benefits provided in Section 3 and the amounts payable and benefits provided shall be reduced or offset by the amount of any salary, bonus of any sort, fees, stock, stock options, stock dividends, other securities or any non-cash consideration so paid or payable and benefits to be received with respect to such


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period and that offset or reduction shall be determined by the Company in the complete and absolute exercise of its sole discretion.

                  5. Non-Disparagement. In the event of a Severance both the Executive and the Company agree that neither of them will disparage the other in any manner.

                  6. Covenants-Not to Compete and Not to Solicit.

                           A. Covenant Not to Compete.

                           The Executive recognizes that the services to be
performed while employed by the Company are special, unique, and extraordinary and that by reason of the Executive's prior and continued employment with the Company the Executive has acquired and will acquire confidential information and trade secrets concerning the Company's operations ("Company Confidential Information") and the operations of its parent and affiliates ("Affiliate Confidential Information"). Accordingly, it is agreed that during the period of Employment by the Company, and for any period following a Severance covered by payments provided for in Section 3 hereof, the Executive will not, directly or indirectly, as an officer, director, stockholder, partner, associate, owner, employee, consultant or otherwise, become or be interested in or associated with any other corporation, firm or business engaged in the same or a similar or competitive business with the Company or any of its affiliates in any geographical area in which the Company or any of its affiliates are then engaged in business, provided that the Executive's ownership, directly or indirectly, of not more than one percent of the issued and outstanding stock of a corporation the shares of which are regularly traded on a national securities exchange or in the over-the-counter market shall not, in any event, be deemed to be a violation of this subsection.

                           B. Covenant Not to Solicit.

                           The Executive agrees not to solicit any person
employed by the Company or its affiliates who perform a scientific, technical, sales or marketing function. As used herein, "solicit" or "soliciting" means any direct or indirect approach or appeals to such an employee to leave the Company. Indirect solicitation includes but is not limited to, acting through a third party or parties or characterizing job advertisements or opportunities in such a fashion so as to entice any employee. The executive agrees that, if approached by a Company employee, the Executive will:

                           (i) Inform the employee of the Executive's obligations set forth in this subparagraph;

                           (ii) Refer the employee to the relevant Company Human Resources personnel; and

                           (iii) Request that the employee confirm in writing to the Company that he has approached the Executive and


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                                    confirm that request in a memorandum to such
                                    Human Resources organization.

                  7. Confidentiality. The Executive recognizes that the services to be performed while employed by the Company are special, unique, and extraordinary and that by reason of the Executive's prior and continued employment with the Company the Executive has acquired and will acquire confidential information and trade secrets concerning the Company's operations ("Company Confidential Information") and the operations of its parent and affiliates ("Affiliate Confidential Information"). Accordingly, it is agreed that:

                           A. The Executive shall not divulge to any entity or
person, other than the Company or its affiliates, or, in the event of an assignment of this Agreement pursuant to Section 10 hereof, the assignee and its affiliates, if any, whether while employed or after a Severance, any Company Confidential Information concerning the Company's customer lists, research or development programs or plans, processes, methods or any other of its trade secrets, except information that is then available to the public in published literature and became publicly available through no fault of the Executive.

                           B. The Executive shall not divulge to any person or
entity, including an assignee of this Agreement and its affiliates, but excepting the Company and its affiliates, whether while employed or after a Severance, any Affiliate Confidential Information acquired by the Executive concerning the customer lists, research or development programs or plans, processes, methods or any other trade secrets of the parent or any affiliate, except information which is then available to the public in published literature and became publicly available through no fault of the Executive.

                           C. The Executive acknowledges that all information
the disclosure of which is prohibited hereby is of a confidential and proprietary character and of great value to the Company and its affiliates. Upon a Severance, the Executive shall forthwith deliver up to the Company all records, memoranda, data and documents of any description which refer or relate in any way to Company Confidential Information or Affiliate Confidential Information and return to the Company any of its equipment and property which may then be in the Executive's possession or under the executive's personal control. Upon the assignment of this Agreement, pursuant to Section 10, the Executive shall forthwith deliver up to the Company all records, memoranda, data and documents of any description which refer or relate in any way to Affiliate Confidential Information and return to the Company any of its equipment and property which may then be in the Executive's possession or under the Executive's personal control.

                           D. The Executive agrees that while employed and for a
two year period after the occurrence of a Severance not to disclose the terms of this Agreement to any person other than the Executive's immediate family, the executive's attorneys, accountants and other professional advisors or a prospective employer permitted hereby, except as otherwise required by law.


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                  8. Invention Assignment. The Executive agrees that any
invention made by the Executive while employed shall belong to the Company if
(i) it was made in the normal course of the duties of the Executive or in the course of duties falling outside the Executive's normal duties but specifically assigned to the Executive, and the circumstances in either case were such that an invention might reasonably be expected to result from the carrying out of such duties, or (ii) the invention was made in the course of the duties of the Executive and, at the time of making the invention, because of the nature of the Executive's duties and the particular responsibilities arising from the nature of the Executive's duties, the Executive had a special obligation to further the interests of the Company. In addition, if (x) the Executive while employed shall make any improvement or develop any know-how, copyrightable work or design, (y) such improvement, know-how, copyrightable work or design is relevant to the business of the Company or any of its subsidiaries, and (z) such improvement, know-how, copyrightable work or design arouse directly out of any work carried out while employed, or out of Confidential Company Information or Confidential Affiliate Information to which the Executive had access while in the employ of the Company, then such improvement, know-how, copyrightable work or design shall belong to the Company whether or not it was disclosed to the Company while employed by the Company.

                           A. In the event that the Executive makes any
invention or develops any improvement, know-how, copyrightable design or work which belongs to the Company, the Executive shall fully, freely and immediately communicate the same to the Company and the Executive shall, if and as desired by the Company execute all documents and do all acts and things at the Company's cost which may be necessary or desirable to obtain letters patent or other adequate protection in any part of the world for such invention, improvement, know-how, copyrightable work or design and to vest the same in the Company for the Company's benefit. The Executive hereby irrevocably appoints the Company as the Executive's attorney in the Executive's name and on the Executive's behalf to execute all such deeds and documents and to do all such acts and things as may be necessary to give effect to this Subsection in the event that the Executive fails to comply within seven days with the written directions given by the Company pursuant to this Subsection.

                           B. The Executive has been notified and understands
that the provisions of Subsections 6(g) and 6(h) hereof do not apply to any invention that qualifies fully under the provisions of Section 2870 of the California Labor Code, which states as follows:

                                    (i) Any provision in an employment agreement
which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:


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                                             (1) Relate at the time of
conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

                                             (2) Result from any work performed
by the employee for the employer.

                                    (ii) To the extent a provision in an
employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

                  9. Remedies. The Company shall be entitled, in addition to any other right or remedy that it may have at law or in equity with respect to a breach of this Agreement by the Executive (including the right to terminate payments pursuant to Section 3 hereof), to an injunction, without the posting of a bond or other security, enjoining or restraining the Executive from any violation or threatened violation of this section, and the Executive hereby consents to the issuance of such an injunction.

                 10. Moral Rights Waiver. "Moral Rights" means any right to claim authorship of a work, any right to object to any distortion, or other modification of a work, and any similar right, existing under the law of any country in the world, or under any treaty. Executive hereby irrevocably transfers and assigns to the Company any and all Moral Rights that Executive may have in any services or materials. Executive also hereby forever waives and agrees never to assert against client, its successors or assigns and any and all Moral Rights Executive may have in any services or materials, even after termination of this Agreement.

                 11. Release. In consideration of the payments and covenants made in this Agreement, the Executive hereby releases the Company, its Employees, officers, directors, subsidiaries, affiliates, successors and assigns and the Company, its subsidiaries, affiliates, successors and assigns hereby release the Executive from any and all claims for relief or causes of action relating to any matters of any kind arising out of his employment (or its termination) with the Company excepting those claims for relief for causes of action relating to the Severance Benefit obligations of the Company under
Section 3 of this Agreement.

                 The Executive expressly waives all rights and remedies under
Section 1542 of the Civil Code of the State of California which provides as follows:

                 A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                 The Executive understands that if the facts with respect to which this Agreement is executed are found hereafter to be different from the facts which you now believe to be true, the Executive expressly accepts and assumes the risk of such


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possible differences in facts and agrees that this Agreement shall be and remain effective notwithstanding such differences in facts.

                 12. Notices. All notices, consents, waivers or demands of any kind which either party to this Agreement may be required or may desire to serve on the other party in connection with this Agreement shall be in writing and may be delivered by personal service or sent by telegraph or cable or sent by registered or certified mail, return receipt requested with postage thereon fully prepaid. All such communications shall be addressed as follows:

THE COMPANY:      Sola International, Inc.
                  Suite 200
                  2420 Sand Hill Road
                  Menlo Park, California 94025

THE EXECUTIVE:

                  Barry J. Packham
                  23 Rose Street
                  Glenelg, SA 5045
                  Australia

                  If sent by telegraph or cable, a confirmed copy of such telegraphic or cable notice shall be promptly sent by mail (in the manner provided above) to the addressees. Service of any such communication made only by mail shall be deemed complete on the date of actual delivery as shown by the addressee's registry or certification receipt or at the expiration of the third
(3rd) business day after the date of mailing which ever is later in time. Either party hereto may from time to time, by notice in writing served upon the other as aforesaid, designate a different mailing address or a different person to which such notices or demands are thereafter to be addressed or delivered. Nothing contained in this Agreement shall excuse either party from giving oral notice to the other when prompt notification is appropriate, but any oral notice given shall not satisfy the requirement of written notice as provided in this paragraph.

                  13. Choice of Law. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of California (regardless of that jurisdiction or any other jurisdictions choice of law principles).

                  14. Assignment. This Agreement may be assigned by the Company to any affiliate of the Company or to any non-affiliate of the Company that shall succeed to the business and assets of the Company. In the event of such assignment, the Company shall cause such affiliate or non-affiliate as the case may be, to assume the obligations of the Company hereunder by written agreement addressed to the Executive concurrently with any assignment with the same effect as if such assignee were the Company hereunder. This Agreement is personal to the Executive and the


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Executive may not assign any rights or delegate any responsibilities hereunder without the prior approval of the Company.

                  15. Entire Agreement. This Agreement is the entire Agreement between the Company and the Executive with respect to the subject matter hereof and cancels and supersedes any and all other agreements regarding the subject matter hereof between the parties. This Agreement may not be altered, modified, changed, or discharged except in writing signed by both of the parties.

                  16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instruments.

                  17. Construction. If any one or more of the provisions (or any part thereof) of this Agreement shall be held to be invalid, illegal or unenforceable in any respect of validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

                  18. Arbitration. With respect to any controversy arising out of or relating to this Agreement, or the subject matter thereof, such controversy shall be settled by final and binding arbitration in Palo Alto, California in accordance with the then existing rules ("the Rules") of the American Arbitration Association ("AAA) and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided however, that the law applicable to any controversy shall be the law of California, regardless of its or any jurisdictions choice of law principles. Arbitration shall be the sole and exclusive remedy for the resolution of the disputes described above. In any such arbitration, the award or decision shall be rendered by a majority of the members of a board of arbitration, consisting of three (3) members, one of whom shall be appointed by each party and the third of whom shall be the chairman of the panel and be appointed by mutual agreement of said two party appointed arbitrators. In the event of the failure of said two arbitrators to agree, within five (5) working days after the commencement of the arbitration, upon appointment of the third arbitrator, the third arbitrator shall be appointed by the AAA in accordance with the Rules. In the event that either party shall fail to appoint an arbitrator within five (5) days after the commencement of the arbitration proceeding, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the Rules. The arbitrator is empowered but, not limited, in making an award in favor of the Executive to require any act or acts which they believe necessary to effectuate the intent of this Agreement. The Company agrees that any costs of any arbitration brought whether by the Executive or the Company including the Executive's reasonable attorney's fees and expenses and the costs, fees and expenses of the Executive's party appointed arbitrator, shall be borne in their entirety by the Company

                  19. THE EXECUTIVE ACKNOWLEDGES THAT HE HAS HAD THE OPPORTUNITY TO CONSULT WITH THE ADVISOR OF HIS CHOICE AND THAT HE HAS FREELY AND VOLUNTARILY ENTERED INTO THIS AGREEMENT.


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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written below.



                                          Sola International, Inc.



                                          By /s/ Steve Lee
                                             ---------------------

                                              /s/ Barry Packham

                                              Barry J. Packham


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